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                                                                  Exhibit 10.6
                          MIDWEST GRAIN PRODUCTS, INC.
                            NONQUALIFIED STOCK OPTION
                  GRANTED UNDER THE 1996 STOCK OPTION PLAN FOR
                                OUTSIDE DIRECTORS


Date of Grant:_______________                                      1,000 Shares
Time of Grant: 12:01 a.m. CST

THIS OPTION IS NOT ASSIGNABLE

Grant. Midwest Grain Products, Inc., a Kansas corporation (the "Company"), hereby grants to the optionee named below an option to purchase, in accordance with and subject to the terms and restrictions set forth in the Midwest Grain Products, Inc. 1996 Stock Option Plan For Outside Directors (the "Plan"), and in this option, the number of shares of Common Stock, no par value, of the Company ("Shares") set forth below, at the price set forth below and expiring at the date set forth below:

                  Optionee:  _________________________________
                  Number of Shares subject to option:  1,000
                  Number of such Shares to be Incentive Options: 0
                  Number of such Shares to be Nonqualified Options: 1,000 Option price per Share: $__.__

Incentive Stock Option. This option is NOT intended to qualify as an incentive stock option under Section 422 of the Code, as amended from time to time and is therefore deemed to be a Nonqualified Option.

     Exercisability. Subject to the terms of the Plan this Option shall become exercisable in full on -------------.

Term. The option granted to you under this grant must be exercised, if at all, within ten years after the Date of Grant. In the event of your death, retirement from the Company or other termination of employment, whether voluntary or involuntary, the options will expire and may be exercised in the manner specified in Section 5 of the Plan.

Exercise. Upon exercise of an option, you may pay all or any part of the option price in cash, by check satisfactory to the Company or by transfer to the Company of shares of Mature Stock or other Common Stock which was not obtained through the exercise of a stock option owned by the Optionee. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.
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Option Not Assignable.  This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you.

Payment of Taxes. The Plan grants the Company the authority to make such provision as the Company deems appropriate for the collection of any taxes which the Company may withhold in connection with the grant or exercise of options. Pursuant to that authority, the Company authorizes you to settle withholding taxes generated upon the exercise of Nonqualified Options by allowing you to pay the taxes with cash or shares of the Company's Common Stock in accordance with the following guidelines:

     1. You may satisfy obligations to pay to the Company the amount of any federal, state or local income tax imposed on you as a result of the exercise of this option by either:

         (a) Delivering to the Company a personal check satisfactory to the Company in the amount of the tax liability on the date that the amount of the tax to be withheld is to be determined (the "Tax Date"); or by

         (b) Electing to pay the tax liability in shares of the Company's Common Stock ("Stock Payment Election") by

              (1) directing the Company at or prior to the Tax Date to withhold from the number of shares to be issued to the optionee in connection with the exercise of a Nonqualified Option that number of shares equal to the amount of the tax liability divided by the fair market value (as defined by the Plans) of one share of the Company's common stock on the Tax Date; or

              (2) delivering to the Company on the Tax Date good and marketable title to that number of shares of Mature Stock (as defined in the Plan) or other Stock which was not obtained through the exercise of a stock option owned by you, as shall equal the amount of the tax liability divided by the fair market value of one share of the Company's common stock on the Tax Date.

     2. No fractional shares will be issued in connection with any election to satisfy a tax liability by paying in shares. The balance of any tax liability representing a fraction of a share will be settled in cash.

     3. The provisions of these rules relating to the use of stock to satisfy obligations may be unilaterally revised by the Committee from time to time to conform the same to any applicable laws or regulations.

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Compliance  With Law.  When the issue or transfer of the shares  covered by this option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue or transfer said stock. The Company may also legend certificates covering shares purchase hereunder with usual and customary transfer restrictions to insure compliance with applicable securities laws, and may issue the same subject to its prior receipt of written representations from optionee in form and substance satisfactory to the Company.


IN WITNESS WHEREOF, this instrument has been executed by the Company as of this 11th day of October, 1996.


                                    MIDWEST GRAIN PRODUCTS, INC.



                                    By
                                            Laidacker M. Seaberg
                                            President and Chief Executive
                                            Officer


                                 ACKNOWLEDGMENT

I hereby acknowledge receipt of the above option and a copy of the Plan referred to in said option. I am familiar with the terms of the Plan, and I understand my rights under the option are subject to and governed by the terms of the Plan, as well as by the terms set forth in the foregoing option itself.

------------------------                         -----------------------------
Date Acknowledged                                    Signature of Optionee















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